SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to § 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SUNESIS PHARMACEUTICALS, INC.

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SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2013

To the Stockholders of Sunesis Pharmaceuticals, Inc.:

The 2013 annual meeting of stockholders of Sunesis Pharmaceuticals, Inc. will be held on Thursday, June 6, 2013 at 10:00 a.m., local time, at our headquarters located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California, 94080 for the following purposes:

1.	To elect three directors nominated by the board of directors to serve until the 2016 annual meeting of stockholders, as described in the accompanying proxy statement.

2.	To approve, on an advisory basis, the compensation of the Sunesis named executive officers, as disclosed in this proxy statement.

3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Sunesis named executive officers.

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2013.

5.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the annual meeting is April 9, 2013. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Please see the map at www.sunesis.com/site/contact_us.php for directions to our headquarters. We look forward to seeing you at the annual meeting.

By Order of the board of directors,

Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

South San Francisco, California

April 25, 2013

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares over the telephone or the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SUNESIS PHARMACEUTICALS, INC.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

General

We are furnishing these proxy materials to our stockholders in connection with the solicitation of proxies by the board of directors of Sunesis Pharmaceuticals, Inc., which we sometimes refer to herein as the Company, Sunesis or we, for our 2013 annual meeting of stockholders, or the Annual Meeting, to be held on June 6, 2013, and any adjournment, continuation or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Our principal executive office is located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

These proxy materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, this proxy statement and the Notice of Internet Availability of Proxy Materials are first being distributed and made available to stockholders on or about April 25, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, the Notice or voting instructions are being forwarded to you by that organization. The Notice is not a voting form; however, the Notice provides instructions on how to vote by Internet, by telephone, or by requesting and returning a paper proxy card or by voting in person at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. We are providing stockholders who have previously requested to receive paper copies of our proxy materials with paper copies of our proxy materials. We intend to mail the Notice and the full sets of proxy materials to the stockholders as described above on or about April 25, 2013.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notice or proxy materials to ensure that all of your shares are voted.

Solicitation

The expenses of preparing, printing and distributing the materials used in the solicitation of proxies on behalf of the board of directors will be borne by us. In addition to the solicitation of proxies by use of the mail, we may utilize the services of certain of our officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. We have retained Broadridge Investor Communication Services, or Broadridge, to aid in the distribution of proxies and the provision of telephone and Internet voting services, which will be paid by us. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Voting Rights

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on April 9, 2013 are entitled to notice of, and to vote on, each of the matters to be voted upon at the Annual Meeting. On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2013. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting. Cumulative voting is not available and each share of common stock is entitled to one vote per share of common stock.

If on April 9, 2013 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy as instructed below to ensure your vote is counted.

If on April 9, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or voting instructions are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Matters Submitted to a Vote of Stockholders, Voting Quorum, Abstentions and Voting Requirements

There are four matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: the election of three directors nominated by the board of directors to serve until the 2016 annual meeting of stockholders;

•	Proposal No. 2: the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Proposal No. 3: the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

•	Proposal No. 4: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. A quorum will be present if stockholders holding at least a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. As of April 9, 2013, the record date for the Annual Meeting, there were 51,609,098 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee holding your shares in “street name”) or if you vote in person at the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares entitled to vote and present either in person or represented by proxy may adjourn the meeting to another date.

Votes will be counted by the inspector of election appointed for the Annual Meeting. With respect to Proposal No. 1, you may vote “For” all the nominees to the board of directors, “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. With respect to Proposal Nos. 2 and 4, you may vote “For” or “Against” or abstain from voting. With respect to Proposal No. 3, you may vote for “1 Year”, “2 Years”, “3 Years” or abstain from voting. Abstentions will be counted towards the vote total with respect to Proposal Nos. 2 and 4, and will have the same effect as “Against” votes. Broker non-votes, which are discussed in greater detail below, will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. An automated system administered by Broadridge will tabulate all votes cast at the Annual Meeting.

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For Proposal No. 1, which relates to the election of directors, the three nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, which relates to the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, must receive “For” votes from the holders of a majority of shares entitled to vote and present either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker-non votes will have no effect.

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To be approved, Proposal No. 3, which relates to the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the most votes of shares entitled to vote and present in person or by proxy will be considered the frequency preferred by the stockholders. If you “Abstain” from voting it will have no effect on the outcome. Broker-non votes also will have no effect.

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To be approved, Proposal No. 4, which relates to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2013, must receive “For” votes from the holders of a majority of shares entitled to vote and present either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker-non votes will have no effect; however, Proposal No. 4 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

Voting Procedures and Options

The procedures for voting are fairly simple and are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy via the Internet or vote by proxy using a proxy card that you may request. The envelope you may be provided requires no postage if mailed in the United States. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card that you may request, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 5, 2013 to be counted.

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To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 5, 2013 to be counted.

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. If you make this election, you will receive an email message shortly after the proxy statement is released containing the Internet link to access our Notice, proxy statement and annual report. The email will also include instructions for voting on the Internet.

In order to receive these materials electronically, follow the instructions to vote on the Internet at www.proxyvote.com and, when prompted, indicate that you agree to access stockholder communications electronically in the future. Your choice to receive proxy materials electronically will remain in effect until you contact our Corporate Secretary and inform us otherwise. You may send an electronic message to bjerkholt@sunesis.com or contact our Corporate Secretary by mail at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Nominee

If you are a beneficial owner whose stock is held in street name, you should have received a Notice containing voting instructions from your bank, broker or other nominee, rather than from us. Simply follow the voting instructions in such Notice regarding how to instruct your broker or other nominee holding the shares to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

You may request a paper or email copy of the proxy materials at no charge via the Internet at www.proxyvote.com, by calling 1-800-579-1639, or by sending a blank email to sendmaterial@proxyvote.com with your control number by May 23, 2013. Beneficial owners will not otherwise receive a paper or email copy of the proxy materials.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

The Annual Meeting will be held on Thursday, June 6, 2013 at 10:00 a.m. Pacific Time at our principal executive offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Directions to the Annual Meeting may be found at www.sunesis.com/site/contact_us.php. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 9, 2013 as well as a proxy from the record holder to the stockholder.

Voting of Proxies

Stockholder of Record

If you are a stockholder of record and you return a signed proxy card to us or otherwise vote before the Annual Meeting, we will vote your shares as you direct. All shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy:

•	Proposal No. 1: “For” the election of three directors nominated by the board of directors to serve until the 2016 annual meeting of stockholders;

•	Proposal No. 2: “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Proposal No. 3: For “One Year” as the preferred frequency of advisory votes to approve executive compensation;

•	Proposal No. 4: “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

•	At the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Beneficial Owner

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, as further described below. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal.

Under the rules and interpretations of the NASDAQ Stock Market LLC, or NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors, even if not contested, and executive compensation, including the advisory stockholder vote on executive compensation and on the frequency of stockholder votes on executive compensation, and, accordingly, includes Proposal Nos. 1, 2 and 3. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

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delivering written notice of revocation to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, or in person at the Annual Meeting;

•	submitting a later dated proxy; or

•	attending the Annual Meeting and voting in person.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Internet Availability of Proxy Materials

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2012 and a letter to stockholders are available at https://materials.proxyvote.com/867328.

Results of the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Availability of Our Independent Registered Public Accounting Firm

Representatives of Ernst & Young LLP, our independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For additional information regarding the Audit Committee and its activities with Ernst & Young LLP, see “Information about the Board of Directors and Corporate Governance” and “Report of the Audit Committee of the Board of Directors.”

YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE VOTE BY PROXY

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL NO. 1

ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

Our board of directors, or our Board, consists of ten members with one vacancy and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their successors are duly elected and qualified, or their earlier death, resignation or removal. In accordance with our amended and restated certificate of incorporation and bylaws, our Board may fill existing vacancies on the Board by appointment.

The three nominees for Class II director are Dr. James W. Young, Dr. Steven B. Ketchum and Dr. Homer L. Pearce, each of whom currently serves as a Class II director whose term expires at the Annual Meeting. If re-elected at the Annual Meeting, each of these nominees would serve until our 2016 annual meeting of stockholders and until his successor is elected and qualified, or, if sooner, until his death, resignation or removal. Each nominee has indicated his willingness to continue to serve as a director if re-elected. Our management has no reason to believe that any nominee will be unable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee proposed by management.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than three persons. The three nominees nominated by the Board to serve as Class II directors must receive the most “For” votes (among votes properly cast in person or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” or “Withheld” will affect the outcome.

The following table sets forth certain information as of March 15, 2013 with respect to our directors, including the three persons nominated for election by our Board at the Annual Meeting.

Name	Age	Director Since
James W. Young, Ph.D.	68	2000
Daniel N. Swisher, Jr.	49	2004
Matthew K. Fust	48	2005
Homer L. Pearce, Ph.D.	60	2006
David C. Stump, M.D.	63	2006
Edward Hurwitz	49	2009
Dayton Misfeldt	39	2009
Helen S. Kim	50	2009
Steven B. Ketchum, Ph.D.	48	2012

The principal occupations and positions of our directors, including the three persons nominated for election by our Board at the Annual Meeting, for at least the past five years, are as follows:

Class II Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2016

James W. Young, Ph.D. served as Executive Chairman of our Board from December 2003 to April 2009 and has served as non-executive Chairman of our Board since April 2009. From May 2000 to November 2003, Dr. Young served as our Chief Executive Officer. In April 2006, he joined 5AM Ventures, a venture capital firm, as a Venture Partner. From September 1995 to March 2000, Dr. Young served as Vice President of Research, as Senior Vice President, Research and Development, and as Group Vice President at ALZA Corporation, a pharmaceutical company. From September 1992 to August 1995, Dr. Young served as Senior Vice President for Business Development and as President of the Pharmaceuticals Division of Affymax, N.V., a biopharmaceutical company. From September 1987 to August 1992, he served as Senior Vice President for Business Development and as Senior Vice President and General Manager of the Pharmaceuticals Division at Sepracor Inc., a pharmaceutical company. Dr. Young also served as a director of Corixa Corporation, a biopharmaceutical company, from 2000 to July 2005. Dr. Young also serves as a member of the board of directors of Pearl Therapeutics, Inc., a private company. Dr. Young holds a B.S. in Chemistry from Fordham University and a Ph.D. in Organic Chemistry from Cornell University. The Board has concluded that Dr. Young should serve on our Board due to his prior history as our Chief Executive Officer and his long tenure as Board Chairman, which brings continuity to the Board and a depth of understanding. In addition, the Board believes that he brings operational and industry expertise due to his experience in management of other pharmaceutical and biopharmaceutical companies, as well as leadership skills that are important to the Board.

Steven B. Ketchum, Ph.D. served as our Senior Vice President, Research and Development from June 2008 to February 2012. In February 2012, Dr. Ketchum accepted the position of President of Research and Development, Senior Vice President at Amarin Corporation plc, a biopharmaceutical company, and concurrently transitioned from his executive role to a member of our Board. From May 2005 to May 2008, Dr. Ketchum served as Senior Vice President, Research & Development and Medical Affairs of Reliant Pharmaceuticals, Inc., a pharmaceutical company, which was acquired by GlaxoSmithKline in 2007. From June 2002 to April 2005, Dr. Ketchum served as Senior Vice President, Operations and Regulatory Affairs for IntraBiotics Pharmaceuticals, Inc. Dr. Ketchum also held positions at ALZA Corporation from November 1994 to May 2002, most recently as Senior Director, Regulatory Affairs. Dr. Ketchum earned a Ph.D. in Pharmacology from University College London (funded by the Sandoz Institute for Medical Research) and a B.S. in Biological Sciences from Stanford University. The Board has concluded Dr. Ketchum should serve on our Board due to his tenure at Sunesis and his scientific and regulatory expertise and industry background, which position him to make an effective contribution to the Board, and which the Board believes to be particularly important as we continue our drug development efforts and progress towards potential future regulatory filings.

Homer L. Pearce, Ph.D. served in various capacities at Eli Lilly & Company between 1979 and March 2006, including Vice President, Cancer Research and Clinical Investigation from 1994 to 2002 and Distinguished Research Fellow, Cancer Research, Lilly Research Laboratories from 2002 to March 2006. Since August 2006, Dr. Pearce has served as a consultant to Sunesis, reviewing, assessing and advising us on our development plans and strategies. He is a member of the American Association for Cancer Research, the American Chemical Society and the American Association for the Advancement of Science. Dr. Pearce holds a B.S. from Texas A&M University and a Ph.D. in Organic Chemistry from Harvard University. The Board has concluded that Dr. Pearce should serve on our Board due to his scientific expertise and industry background, which are valuable as we continue our drug development efforts.

Class III Directors Continuing in Office Until the 2014 Annual Meeting

Matthew K. Fust has been Executive Vice President and Chief Financial Officer at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, since January 2009. Prior to joining Onyx, Mr. Fust was Executive Vice President and Chief Financial Officer at Jazz Pharmaceuticals, Inc., a pharmaceutical company, which he joined in May 2003. From May 2002 to May 2003, Mr. Fust was Chief Financial Officer at Perlegen Sciences, Inc., a biotechnology company. From June 1996 to January 2002, Mr. Fust was with ALZA Corporation, first as Controller and then as Chief Financial Officer. Mr. Fust holds a B.A. in Accounting from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Fust should serve on our Board due to his financial expertise with its focus on the pharmaceutical and biopharmaceutical industries. This expertise makes him an important resource for the Board in its oversight of our financial operations and related reporting.

David C. Stump, M.D. was most recently Executive Vice President, Research and Development, at Human Genome Sciences, Inc., a biopharmaceutical company, serving there from November 1999 until December 2012. From December 2003 to May 2007, Dr. Stump served as Executive Vice President of Drug Development at Human Genome Sciences and, from November 1999 to December 2003, as its Senior Vice

President, Drug Development. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Since September 2006, Dr. Stump has served as a consultant to Sunesis, reviewing, assessing and advising us on our development plans and strategies. Dr. Stump is a member of the board of directors of Dendreon Corporation, a biotechnology company, and a member of the board of trustees of Earlham College. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and did his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. The Board has concluded that Dr. Stump should serve on our Board due to his scientific and clinical expertise and industry background, which are valuable as we continue our drug development efforts.

Daniel N. Swisher, Jr. has served as our Chief Executive Officer, or CEO, and a member of our Board since January 2004 and also as our President since August 2005. From December 2001 to December 2003, he served as our Chief Business Officer and Chief Financial Officer. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher also serves on the board of Cerus Corporation, a publicly traded biopharmaceutical company. Mr. Swisher holds a B.A. in History from Yale University and an M.B.A. from the Stanford Graduate School of Business. The Board has concluded that Mr. Swisher should serve on our Board due to his long tenure as our CEO, which brings continuity to the Board, his operational and industry expertise through his previous managerial roles as well as his detailed understanding of our business.

Class I Directors Continuing in Office Until the 2015 Annual Meeting

Edward Hurwitz has served as a director of Alta Partners, a venture capital firm, since June 2002. From June 1997 to October 2002, Mr. Hurwitz served as Senior Vice President and Chief Financial Officer of Affymetrix, Inc., a microarray technology company. From April 1994 to June 1997, Mr. Hurwitz was a biotechnology research analyst for Robertson Stephens & Company, and from April 1992 to April 1994 was a biotechnology research analyst for Smith Barney Shearson. From November 1990 to April 1992, Mr. Hurwitz practiced commercial law at Cooley LLP. Mr. Hurwitz also serves on the boards of directors of Applied Genetic Technologies Corporation, Cara Therapeutics, Inc. and MacroGenics, Inc., all privately held companies. Mr. Hurwitz holds a B.A. in Molecular Biology from Cornell University, a J.D. from the University of California, Berkeley Boalt Hall School of Law and an M.B.A. from the Haas School of Business. Mr. Hurwitz was appointed as a director pursuant to the Investor Rights Agreement executed in connection with Alta Partners’ purchase of our securities in a private placement of equity securities in April 2009, or the Private Placement. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” for a description of this agreement and related amendments. The Board has concluded that Mr. Hurwitz should serve on our Board due to his financial, legal and scientific expertise, as well as his deep understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions.

Helen S. Kim currently serves as a strategic advisor to NGM Biopharmaceuticals, Inc., where she served as the chief business officer from August 2009 to January 2012. Prior to joining NGM, Ms. Kim was the chief executive officer of TRF Pharma, where she served from December 2008 to June 2009. Prior to her service at TRF Pharma, Ms. Kim served as the president and chief executive officer of Kosan Biosciences, Inc. from January 2008 to July 2008. From August 2003 to December 2007, Ms. Kim served as chief program officer of the Gordon and Betty Moore Foundation and from 2002 to 2003 as chief business officer of Affymax, Inc. Prior to her service at Affymax, Ms. Kim was senior vice president of corporate development of Onyx Pharmaceuticals, Inc. from 1999 to 2002. Ms. Kim also served as the vice president of strategic marketing at Chiron Corporation from 1989 to 1998. Ms. Kim currently serves on the board of Immunocellular Therapeutics, Ltd., a publicly traded biotechnology company, and West Coast Clinical Trial Global, a privately held global contract research organization. Ms. Kim holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from the University of Chicago. Ms. Kim was appointed as a director pursuant to the Investor Rights Agreement executed in connection with Growth Equity Opportunities Fund, LLC’s purchase of our securities in the Private Placement. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” for a description of this agreement and related amendments. The Board has concluded that Ms. Kim should serve on our Board due to her corporate development, managerial and scientific expertise, which the Board believes makes her an important resource for the Board as it assesses both tactical and strategic business decisions.

Dayton Misfeldt is an Investment Partner at Bay City Capital LLC, a venture capital firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. Mr. Misfeldt was appointed as a director pursuant to the Investor Rights Agreement executed in connection with Bay City Capital’s purchase of our securities in the Private Placement. See “Certain Relationships and Related Party Transactions—Investor Rights Agreement” for a description of this agreement and related amendments. The Board has concluded that Mr. Misfeldt should serve on our Board due to his financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions.

There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF THE DIRECTORS

COVERED BY PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholder’s interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee of the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 2

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Dodd-Frank Act, and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every one year.

The Board believes that an annual advisory vote on the compensation of our named executive officers will be in the best interests of Sunesis and our stockholders.

The Board recognizes that at the 2013 Annual Meeting of Stockholders, this will be the first opportunity for stockholders to consider a non-binding, advisory vote on the compensation of our named executive officers. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. For these reasons, the Board recommends an annual advisory vote on the compensation of our named executive officers.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders and will be the alternative selected in the following resolution to be submitted to the stockholders for a vote at the annual meeting:

“RESOLVED, that the frequency of once every year, every two years or every three years that receives the highest number of votes cast for this resolution will be determined as the frequency preferred by stockholders for the solicitation of advisory stockholder approval of the compensation paid to our named executive officers.”

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years.

The Board and the compensation committee of the Board value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or Sunesis, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of Sunesis or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 3.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board, or the Audit Committee, has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the year ending December 31, 2013 and has further directed that management submit the selection of Ernst & Young for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1998. Representatives of Ernst & Young are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Audit Committee is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Sunesis and our stockholders.

Stockholders are requested in this Proposal No. 4 to ratify the selection of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2013. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify this Proposal No. 4. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, Proposal No. 4 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL NO. 4.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Members of the Board of Directors

The laws and rules governing public companies and the NASDAQ listing requirements obligate our Board to affirmatively determine the independence of its members. The Board consults with our corporate counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in NASDAQ listing requirements, as in effect from time to time.

Consistent with these considerations, after a review of all relevant transactions or relationships between each director, or any of their family members, and Sunesis, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that Ms. Kim, Drs. Young, Pearce and Stump, and Messrs. Fust, Hurwitz and Misfeldt—a majority of our Board—are independent directors within the meaning of the applicable NASDAQ listing requirements.

In making its determination of independence, the Board considered our consulting relationships with Drs. Pearce and Stump, the relationships of Messrs. Hurwitz and Misfeldt and Ms. Kim with certain of our principal stockholders, which are described under “Director Compensation” in this proxy statement, and Dr. Young’s position as our Executive Chairman until April 3, 2009 and compensation paid to Dr. Young in connection with such employment. In 2012, neither Dr. Pearce nor Dr. Stump received consulting fees pursuant to these arrangements and Dr. Young did not receive any compensation other than as described under “Director Compensation” below. Our Board does not believe that these stockholder and former employment relationships or these consulting arrangements interfere with these directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Board Leadership Structure

The Board is currently chaired by Dr. Young, Sunesis’ former Executive Chairman. Dr. Young, or the Board Chairman, has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and CEO reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that such separation creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Sunesis and its stockholders. As a result, we believe that having a Board Chairman separate from the CEO can enhance the effectiveness of the Board as a whole. In addition, Dr. Young’s previous position as Executive Chairman helps ensure that the Board and management act with a common purpose. In our view, having a Board Chairman far removed from management has the potential to give rise to divided leadership, which could interfere with good decision making or weaken our ability to develop and implement strategy. Instead, we believe that Dr. Young’s former management position makes him best positioned to act as a bridge between management and the Board, facilitating the regular flow of information and implementation of our strategic initiatives and business plans. We also believe that it is advantageous to have a Board Chairman with extensive history and knowledge of Sunesis, as is the case with Dr. Young.

Role of the Board in Risk Oversight

The Board has an active role in overseeing management of Sunesis’ risks, which it administers directly as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity and operations and the risks associated with each. Our primary risks are currently associated with the development of vosaroxin, including our ability to raise additional capital to complete the development and potential commercialization of vosaroxin. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. However, due to the criticality of these risks, they are also discussed to a great extent by the full Board at regularly scheduled meetings, or at ad hoc meetings with the full Board or a subset thereof. The Board also monitors the various risks associated with the development of vosaroxin, drawing on the experience and insight of the full membership thereof. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal controls over financial reporting. The Nominating and Corporate Governance Committee of the Board, or the Nominating Committee, monitors the effectiveness of our corporate governance guidelines, including whether they are effective in preventing illegal or improper liability-creating conduct, and manages risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board of Directors

Our Board held five meetings during 2012. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served.

Executive Sessions

The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings. The directors met in such sessions five times during 2012.

Information Regarding Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating Committee. Each of these three standing committees has a written charter approved by our Board that reflects the applicable standards and requirements adopted by the SEC and NASDAQ. A copy of each charter can be found on our website, www.sunesis.com, under the section titled “Investors & Media” and under the subsection “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement. The following table provides membership and meeting information for 2012 for each of the committees of the Board:

Name	Audit		Compensation		Nominating and Corporate Governance
Matthew K. Fust	X	*	X
Edward Hurwitz(1)	X		X
Helen S. Kim(2)	X
Dayton Misfeldt			X	*	X
Homer L. Pearce, Ph.D.					X	*
David C. Stump, M.D.	X
Total Meetings in 2012	5		9		7

*	Committee Chairperson.

(1)	On March 22, 2012, Mr. Hurwitz resigned as a member of the Audit Committee and Compensation Committee.

(2)	On March 22, 2012, Ms. Kim was appointed as a member of the Audit Committee.

Below is a description of each standing committee of the Board. The Board has determined that each committee member meets the applicable NASDAQ rules and regulations regarding “independence” and is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Sunesis. The standing committees regularly report to the Board on their actions and recommendations. The committees periodically review their charters and assess their own performance. In addition, the Board, through the Nominating Committee, conducts an annual review of the role, function, roster and operation of each of the Board’s standing committees.

Audit Committee

The Audit Committee was established by our Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee is responsible for, among other things:

•

overseeing the accounting and financial reporting processes of Sunesis and the audits of our financial statements, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” earnings press releases and earnings guidance provided to analysts and ratings agencies;

•	assisting our Board in its oversight of the integrity of our financial statements;

•	determining and approving the initial engagement and retention of the independent registered public accounting firm;

•	reviewing and approving the independent registered public accounting firm’s performance of any proposed permissible audit and non-audit services and the fees for such services;

•	reviewing and approving or rejecting transactions between us and any related persons;

•

reviewing significant issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, policies or practices;

•	conferring with management and the independent registered public accounting firm regarding our policies and procedures regarding risk assessment and management;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees or agents of concerns regarding questionable accounting or auditing matters;

•

reviewing with counsel, the independent registered public accounting firm and management, as appropriate, any significant regulatory or other legal or accounting initiative or matter that may have a material impact on our financial statements, compliance programs and policies; and

•	preparing the report required by the SEC rules to be included in our annual proxy statement.

The Audit Committee is chaired by Mr. Fust, and also includes Ms. Kim and Dr. Stump. Mr. Hurwitz served on the Audit Committee until his resignation from the Audit Committee on March 22, 2012. The Board reviews the NASDAQ definition of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in

Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing requirements). The Board has also determined that Mr. Fust qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Fust’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for 2012, Ernst & Young, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Ernst & Young our audited consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for evaluating, managing and approving the engagement of the independent registered public accounting firm, including the scope, extent and procedures for the annual audit and the compensation to be paid for these services, and all other matters the Audit Committee deems appropriate, including ensuring the independent registered public accounting firm’s accountability to the Board and the Audit Committee.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, which include, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Matthew K. Fust, Chairman
Helen S. Kim
David C. Stump, M.D.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	fulfilling the Board’s role in overseeing our compensation plans, policies and programs, including reviewing and approving corporate performance goals and objectives;

•

assisting our Board in discharging its responsibilities with respect to officer, employee, consultant and director compensation, including making recommendations to our Board regarding non-employee director compensation;

•

establishing corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluating their performance in light of these stated objectives;

•	reviewing and discussing the disclosures contained in our Compensation Discussion and Analysis report included in our annual proxy statement, if required;

•	assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking;

•	preparing the report required by SEC rules to be included in our annual proxy statement, if required; and

•

supervising the administration of our stock option plans, employee stock purchase plan and other compensation and incentive programs and administering any plans and programs designed and intended to provide compensation for our officers, including severance arrangements and change of control protections.

The Compensation Committee is chaired by Mr. Misfeldt, and also includes Mr. Fust. Mr. Hurwitz served on the Compensation Committee until his resignation from the Compensation Committee on March 22, 2012. Following Mr. Hurwitz’s resignation from the Compensation Committee, the Board maintained the size of the Compensation Committee at two members. All members of our Compensation Committee are “independent” (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing requirements). Each member of the Compensation Committee is an “outside” director as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

•	recommending to our Board the composition and operations of our Board;

•	identifying and evaluating individuals qualified to serve as members of our Board, and recommending to our Board director nominees for the annual meeting of stockholders and to fill vacancies;

•

overseeing all aspects of corporate governance on behalf of our Board, including making recommendations regarding corporate governance issues and developing a set of corporate governance guidelines applicable to us;

•	recommending to our Board the responsibilities of each Board committee, the composition and operation of each Board committee, and director nominees for assignment to each Board committee; and

•	overseeing our Board’s annual evaluation of its performance and the performance of our Board committees.

The Nominating Committee is chaired by Dr. Pearce and also includes Mr. Misfeldt, each of whom is “independent” (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing requirements).

Director Nominations Process

The Nominating Committee is charged with monitoring the size and composition of our Board. In addition, the Nominating Committee has primary responsibility for reviewing, evaluating and recommending to the Board the slate of nominees for director to be elected by the stockholders at each annual meeting of stockholders and, where applicable, to fill vacancies. In its exercise of these responsibilities, the Nominating Committee considers the appropriate size and composition of our Board, taking into account that our Board as a whole should have competency in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	corporate governance; and

•	risk management.

The Nominating Committee evaluates the types of backgrounds, skills, and attributes which are needed to help strengthen our Board in light of the need for an appropriate balance of the above competencies. This evaluation takes place in the context of the current composition of the Board, our operating requirements and the interests of Sunesis and our stockholders.

The Nominating Committee identifies nominees for director by first evaluating the current directors whose terms are about to expire, considering the above criteria and any potential conflicts of interest as well as applicable independence and experience requirements. In the case of incumbent directors whose terms are about to expire, the Nominating Committee considers the director’s demonstrated service and commitment to Sunesis, as well as his or her willingness to continue in service on our Board. If any incumbent director whose term is expiring does not wish to continue in service as a director, if the Nominating Committee decides not to nominate a member for re-election, or if the Nominating Committee wishes to increase the size of the Board, it will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy. In 2012, we engaged Russell Reynolds Associates, a third party search firm, to identify and assist in identifying potential director nominees. The Nominating Committee is not recommending any new director nominees at this time.

In addition to evaluating core competencies, when considering candidates for director, the Nominating Committee will consider whether such candidates have sufficient time to devote to the affairs of Sunesis as well as each candidate’s reputation for integrity and commitment to rigorously represent the long-term interests of our stockholders. Other considerations include any potential conflicts of interest as well as applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations. In addition, the Nominating Committee balances the value of continuity of service of incumbent Board members with that of obtaining new perspectives. With respect to new candidates for the Board, the Nominating Committee will also conduct any necessary or appropriate inquiries into the backgrounds and qualifications of such candidates. The Nominating Committee also believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and also considers whether a prospective nominee promotes a diversity of talent, skill, expertise, background, perspective and experience, including with respect to age, gender, ethnicity, place of residence and specialized experience. The Nominating Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute.

The Nominating Committee also recommends to our Board the responsibilities and composition of the Board’s committees and evaluates and recommends to the Board those directors to be appointed to the various committees, including the directors recommended to serve as chairman of each committee. The evaluation of such appointments takes into consideration, among other factors, applicable independence and experience requirements as set forth by applicable NASDAQ and SEC rules and regulations and the membership criteria specified in the relevant committee charter.

The Nominating Committee will consider director candidates recommended by our stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate is recommended by a stockholder. The Nominating Committee will consider stockholders’ nominations for directors only if written notice is timely received by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and contains the information required for such nominations in accordance with our bylaws. To be timely, notice must be received not less than 120 days prior to the first anniversary of the date on which we first mailed a proxy statement to stockholders in connection with the preceding year’s annual meeting, unless the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, in which case notice must be received not later than the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee did not receive any stockholder nominations during 2012.

Director Evaluations

On an annual basis, the Nominating Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board as deemed appropriate and necessary.

Stockholder Communications with the Board of Directors

Our stockholders may communicate with the Board by writing to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080. Our Corporate Secretary will review these communications and will determine whether they should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. All communications directed to the Audit Committee in accordance with our Complaint, Investigation and Whistleblower Policy that relate to questionable accounting or auditing matters involving Sunesis will be promptly and directly forwarded to the chairman of the Audit Committee.

Annual Meeting Attendance

We have a corporate policy that encourages our directors to attend our annual stockholder meetings. In 2012, Mr. Swisher and Dr. Young attended our annual meeting.

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines clarify the role of the Board in reviewing, approving and monitoring fundamental financial and business strategy and major corporate actions; ensuring processes are in place for maintaining the integrity of Sunesis and its financial statements; assessing major risks presented to Sunesis and reviewing options for their mitigation; and selecting, evaluating and compensating our CEO, Chairman and other officers of Sunesis. The Corporate Governance Guidelines also set forth the practices our Board intends to follow with respect to director qualification and selection, board composition and selection, board meetings and involvement of senior management, board committee composition and selection, director access to management and independent advisors, and non-employee director compensation and continuing education. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ listing requirements and SEC rules, and evolving best practices and other developments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2012, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee consisted of Messrs. Misfeldt and Fust, and Mr. Hurwitz until his resignation from the Compensation Committee on March 22, 2012. No member of the Compensation Committee is an officer or employee of Sunesis, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

Board and Committee Fees and Awards.

On the date of our annual meeting of stockholders and on the three-month anniversary thereof for the subsequent three quarters, each non-employee director of our Board (other than the Board Chairman) is entitled to receive a quarterly payment of $7,500 and the non-employee Board Chairman is entitled to receive a quarterly payment of $12,500, each in connection with his or her services as a director and Board Chairman, respectively. Additionally, on the same dates as above, the non-employee director who serves as chairman of the Audit Committee, Compensation Committee or Nominating Committee will be entitled to receive a quarterly payment of $2,500, $1,875 and $1,875, respectively, for service as chairman. Each non-employee director who serves on a committee will be entitled to receive a quarterly payment of $1,250 for service as a member of the committee.

Messrs. Hurwitz and Misfeldt directors waived their cash compensation in 2012. Our CEO did not receive any additional compensation in 2012 for his service on our Board.

On June 29, 2012, each non-employee director of our Board (other than the Chairman of our Board) received a grant of non-qualified stock options to purchase 25,000 shares of our common stock under our 2011 Equity Incentive Plan, or the 2011 Plan, and the non-employee Board Chairman received a grant of non-qualified stock options to purchase 30,000 shares of our common stock under the 2011 Plan. Each of these options vests monthly over a two-year period. We have not adopted a policy for granting equity awards to our non-employee directors; the Board may make future equity awards to the non-employee directors in its discretion.

Consulting Arrangements.

We have entered into consulting agreements with Drs. Pearce and Stump.

In August 2006, we entered into a consulting agreement with Dr. Pearce under which his services include reviewing, assessing and advising us on our development plans and strategies. Pursuant to the consulting agreement, Dr. Pearce is entitled to receive up to $3,000 a day, prorated at an hourly rate of $375 an hour, for his consulting services. Total payments to Dr. Pearce under this agreement may not exceed $40,000 during any one-year period. In 2012, Dr. Pearce received no consulting fees pursuant to this arrangement.

In September 2006, we entered into a consulting agreement with Dr. Stump under which his services include reviewing, assessing and advising us on our development plans and strategies. Pursuant to the consulting agreement, Dr. Stump is entitled to receive up to $3,000 a day, prorated at an hourly rate of $375 an hour, for his consulting services. Total payments to Dr. Stump under this agreement may not exceed $40,000 during any one-year period. In 2012, Dr. Stump received no consulting fees pursuant to this arrangement.

Director Compensation Table

The following table sets forth the compensation information for our non-employee directors for the year ended December 31, 2012. The compensation received by Mr. Swisher, as a named executive officer, is set forth in the “Executive Compensation and Related Information—Summary Compensation Table” in this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Matthew K. Fust	$45,000	$50,480	$95,480
Edward Hurwitz	—	50,480	50,480
Steven B. Ketchum	26,250	50,480	76,730
Helen S. Kim	34,167	50,480	84,647
Dayton Misfeldt	—	50,480	50,480
Homer L. Pearce, Ph.D.	37,500	50,480	87,980
David C. Stump M.D.	35,000	50,480	85,480
James W. Young, Ph.D.	50,000	60,576	110,576

(1)	Consists of fees earned for Board and committee meeting attendance as described above.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to the 2011 Plan in the year ended December 31, 2012. These amounts have been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 11, Stock-Based Compensation, to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(3)	On June 29, 2012, each non-employee director of our Board (other than the Board Chairman) received a grant of non-qualified stock options to purchase 25,000 shares of our common stock. The aggregate grant date fair value of each such option award was $50,480. On the same date, the non-employee Board Chairman received a grant of non-qualified stock options to purchase 30,000 shares of our common stock. The aggregate grant date fair value of this option award was $60,576. As of December 31, 2012, each non-employee director held stock options to purchase the following aggregate number of shares of our common stock: Mr. Fust held options to purchase 103,335 shares of our common stock; Messrs. Hurwitz and Misfeldt each held options to purchase 83,334 shares of our common stock; Dr. Ketchum held options to purchase 215,624 shares of our common stock; Ms. Kim held options to purchase 93,334 shares of our common stock; Drs. Pearce and Stump each held options to purchase 101,668 shares of our common stock; and Dr. Young held options to purchase 149,462 shares of our common stock.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Biographies of Our Executive Officers

Set forth below is information regarding each of our executive officers as of March 15, 2013. Biographical information with regard to Mr. Swisher is presented under “Proposal No. 1: Election of Nominees to the Board of Directors” in this proxy statement. Dr. Ketchum resigned from his position as Senior Vice President, Research and Development and was appointed to the Board effective February 15, 2012. His biographical information is presented under “Proposal No. 1: Election of Nominees to the Board of Directors” in this proxy statement.

Name	Age	Position
Daniel N. Swisher, Jr.	49	CEO, President and Director
Eric H. Bjerkholt	53	Executive Vice President, Corporate Development and Finance and Chief Financial Officer
Adam R. Craig, Ph.D.	47	Executive Vice President, Development and Chief Medical Officer
Steven B. Ketchum, Ph.D.	48	Former Senior Vice President, Research and Development

The principal occupations and positions for at least the past five years of our executive officers, other than Mr. Swisher, are as follows:

Eric H. Bjerkholt served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer from February 2007 to January 2012, at which time he was promoted to Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From January 2004 to January 2007, he served as our Senior Vice President and Chief Financial Officer. From January 2002 to January 2004, Mr. Bjerkholt served as Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a pharmaceutical company focused on the development of antibacterial and antifungal drugs for the treatment of serious infectious diseases. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a privately held nutraceutical company, and from May 1999 to March 2002 served at various times as its Chief Executive Officer, President and Chief Financial Officer. From 1990 to 1997, Mr. Bjerkholt was an investment banker at J.P. Morgan & Co. Mr. Bjerkholt is a member of the Board of Directors of StemCells, Inc., a biotechnology company. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

Adam R. Craig, Ph.D. has served as our Executive Vice President, Development and Chief Medical Officer since March 2012. From September 2007 until December 2011, Dr. Craig served as Chief Medical Officer of ChemGenex Pharmaceuticals Ltd., a biotechnology company focused on the development of novel therapeutic agents for the treatment of cancer, and in similar roles following the acquisition of ChemGenex by Cephalon, Inc. in July 2011, and the acquisition of Cephalon, Inc. by Teva Pharmaceutical Industries Ltd. in October 2011. From December 2011 until joining the Company, Dr. Craig served as a consultant to Teva Pharmaceutical Industries Ltd. Before joining ChemGenex, he was founding Chief Medical Officer at Innovive Pharmaceuticals, Inc., a hematology-focused company. Prior to joining Innovive, Dr. Craig held positions of increasing responsibility at ArQule Inc., Ilex Oncology Inc., and Antisoma plc. Dr. Craig received his medical qualifications from London University, a Ph.D. in molecular medicine from the University of Leeds, and an M.B.A. from the Open Business School in the United Kingdom. Dr. Craig is a member of the Royal College of Pediatrics and Child Health Physicians (UK) and undertook post-graduate training in pediatrics and pediatric oncology. He also currently serves as a member of the Commercialization Review Council for the Cancer Prevention Research Institute of Texas, a fund for cancer research and prevention programs and services.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our “named executive officers” for the year ended December 31, 2012:

•	Daniel N. Swisher, Jr., Chief Executive Officer and President;

•	Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary;

•	Adam R. Craig, Executive Vice President, Development and Chief Medical Officer; and

•	Steven B. Ketchum, Former Senior Vice President, Research and Development.

Executive Summary

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of the target compensation of our named executive officers should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Say-on-Pay Vote. At our annual meeting of stockholders in 2013, we will conduct our first advisory vote on the compensation of our named executive officers. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Important Features of our Executive Compensation Program. The important features of our executive compensation program include:

•

Our executive compensation is weighted toward at-risk, performance-based compensation in the form of (i) an incentive cash bonus opportunity that is based on achievement of strategic and financial goals selected annually by our Compensation Committee, and (ii) an equity compensation opportunity in the form of stock options that provide incentives for our executives to meet certain performance goals and increase the market value of our common stock.

•	The cash severance benefits that we offer to our executives do not exceed one times base salary and annual bonus.

•

We do not provide any excise tax gross ups under Section 409A of the Code or under Sections 280G and 4999 of the Code to our named executive officers, other than in connection with employee relocation.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans only to our named executive officers.

•

A portion of a bonus paid to any of our named executive officers may be paid in shares of fully-vested common stock to both minimize the associated cash expense and align the named executive officer’s incentives with our stockholders.

•	Our insider trading policy prohibits our employees, including our named executive officers, directors and consultants, from hedging the economic interest in the Sunesis shares they hold.

•	Our Compensation Committee has retained an independent third-party consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our named executive officers when making compensation decisions.

•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Objectives of Our Compensation Philosophy

We design our executive compensation philosophy to:

•	provide a competitive compensation package to attract, motivate and retain talented individuals to manage and operate all aspects of our business with the requisite skills for success;

•	motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals;

•	align the interests of our executive officers with those of our stockholders; and

•	create a link between our performance and individual/team performance and compensation.

To meet these objectives, we provide base salary, performance-based annual cash incentives, long-term equity incentive awards, broad based employee benefits with limited perquisites and responsible severance benefits. Our Compensation Committee does not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of Sunesis with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our chief executive officer and other named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. However, our Compensation Committee retains the final authority to make all compensation decisions. None of our named executive officers participated directly in the final determinations of the Compensation Committee regarding the amount of any component of their own 2012 compensation package.

The Compensation Committee has worked with an independent compensation consultant to design and develop recommended compensation programs for our named executive officers and other senior management, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee.

Use of Compensation Consultant

Our Compensation Committee originally engaged Radford, an Aon Hewitt Company, or Radford, in 2010 as its independent compensation consultant for our compensation decisions for 2011 service. The Compensation Committee retained Radford after considering a number of other national compensation consulting firms. The Compensation Committee selected Radford for their expertise in the healthcare industry and recommendations of certain members of our Board who are affiliated with other clients of Radford. In connection with our compensation decisions for 2012 service, the Compensation Committee assessed the market conditions and determined that, since market conditions had not changed significantly in 2011, the market data and analysis supplied by Radford in connection with our 2011 compensation decisions, adjusting for inflation, were still current and accurate for use in our 2012 compensation decisions. The Compensation Committee retained Radford again in 2012 to assist with our compensation decisions for 2013 service.

In connection with our 2011 compensation decisions, Radford provided the Compensation Committee with the following services:

•	advised on the design and structure of our cash and equity incentive compensation program;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;

•	reviewed and provided recommendations on the composition of our 2011 peer group of companies;

•	provided compensation data for similarly situated executive officers at our peer group; and

•

reviewed the compensation arrangements for all of our named executive officers, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program.

The Compensation Committee has the authority to hire and terminate its compensation consultant. Sunesis pays the cost for the consultant’s services. Radford attended meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee also communicated separately with Radford. Radford did not provide any services directly to management or to Sunesis. If and as requested by the Compensation Committee, Radford gathers information from management necessary to perform its duties to the Compensation Committee.

The Compensation Committee assesses the performance and independence of Radford and of each individual employee of the consulting firm who directly provides services to Sunesis. The Compensation Committee considered whether Radford could serve as an independent adviser to the Compensation Committee. The Compensation Committee requested information from Radford about potential conflicts of interest, and in particular, considered the fact that Radford provides no other services to Sunesis, that the individual representative of Radford who works directly with the Compensation Committee has no other business relationships with the Board, management or Sunesis, and Radford’s own policies on ethics and conflicts of interest. In particular, Radford was not retained by Sunesis in 2011 and, other than fees paid to Radford to participate in salary and benefits surveys which did not exceed $6,000, no fees were paid to Radford during 2011. As a result, the Compensation Committee concluded that there were no actual conflicts of interest with respect to Radford providing services to the Compensation Committee.

Use of Peer Data

In 2010, at the request of the Compensation Committee, Radford delivered a report to the Compensation Committee that provided the base salary and incentive cash bonus opportunities for executive officers employed by the peer companies selected for use in making 2011 compensation decisions. Prior to making compensation decisions for 2012, the Compensation Committee reviewed the executive compensation environment relevant to Sunesis, including market trends in the amount and type of compensation paid to executives. Based on this review, the Compensation Committee determined that the peer companies selected for use in the 2011 compensation decisions were applicable for 2012 compensation decisions, and recommended no changes to the peer company group. In selecting the original 2011 peer group, the Compensation Committee targeted companies with management positions of similar complexity, stage of development, research and development expenditures, number of employees, location and market capitalization.

The Compensation Committee originally engaged Radford to review and provide recommendations on the composition of the 2011 peer group of companies and, after the Compensation Committee approved a final list of peers, to provide compensation data for similarly situated executive officers at this peer group based on proxy filings made by those companies in 2010. The Compensation Committee selected public companies: (i) in the biopharmaceuticals industry, (ii) at similar stages of clinical development, and (iii) with generally comparable revenues, operating expenses, total assets, cash and cash equivalents, stock price, market capitalization and number of employees. The Compensation Committee chose companies with respect to which Sunesis was positioned between the 25th percentile and 75th percentile in all but three size measures (cash and cash equivalents, stock price and market capitalization). The 2011 peer group examined and approved consisted of the following companies:

ACADIA Pharmaceuticals Inc.	Dynavax Technologies Corporation	Pharmacyclics, Inc.
Anadys Pharmaceuticals, Inc.	EntreMed, Inc.	Poniard Pharmaceuticals, Inc.
Anthera Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.	StemCells, Inc.
AVEO Pharmaceuticals, Inc.	Maxygen, Inc.	SuperGen, Inc.
Bionova Inc.	MediciNova, Inc.	Talon Therapeutics, Inc.
Cyclacel Pharmaceuticals, Inc.	NovaBay Pharmaceuticals, Inc.	Telik, Inc.
Cytokinetics Incorporated	OxiGene, Inc.	Threshold Pharmaceuticals, Inc.
CytRx Corporation	Peregrine Pharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.

However, our Compensation Committee does not make decisions solely based on peer data. Our Compensation Committee refers to peer data to help ensure that target compensation amounts do not materially deviate from market practices (as reflected by the 25th percentile, median and 75th percentile of peer group data) and that target amounts provide fair compensation given our performance. In particular, the Compensation Committee requested data from Radford at the 25th percentile, median and 75th percentile of the peer group for base salary, target cash bonus, actual cash bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer group data, as our Compensation Committee discussed the peer group data and made the 2012 compensation decisions in the context of:

•

the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each member;

•	the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives; and

•

corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2012

Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual cash incentive bonuses and equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

In February 2012, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2011 base salary level and the scope of each executive’s responsibilities for 2012. The Compensation Committee also considered the recommendations of our chief executive officer for base salary increases for officers other than himself. The Compensation Committee set the 2012 base salaries of each of the named executive officers as follows:

Name	2011 Base Salary ($)	2012 Base Salary ($)	Percent Increase
Daniel N. Swisher, Jr.	417,150	434,000	4.0%
Eric H. Bjerkholt	350,000	370,000	5.7%
Adam R. Craig(1)	—	400,000	—
Steven Ketchum(2)	370,000	—	—

(1)	Dr. Craig joined Sunesis in February 2012.

(2)	Dr. Ketchum resigned from his position as Senior Vice President, Research and Development in February 2012.

The Compensation Committee believed it was appropriate to maintain salary levels competitive with the peer group in order to attract and retain the quality of talent who can perform multiple roles in our lean management team, that we need to successfully grow, achieve our challenging objectives, and differentiate ourselves from those companies against which we compete for talent.

Annual Cash Incentive Bonus Program

2012 Bonus Program. In March 2012, the Compensation Committee approved our 2012 Bonus Program and allowed for the granting of performance-based compensation opportunities. Our 2012 Bonus Program provided compensation opportunities to our named executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2012.

Target Bonus Levels. In March 2012, the Compensation Committee approved a target incentive bonus award for each executive, and capped the maximum bonus award at 50.0% of the executive’s base salary. These levels were consistent with our philosophy that a significant portion of each executive’s total target cash compensation should be performance-based, and reflect the Compensation Committee’s review of internal pay equity. The respective target amounts for 2012 for our named executive officers were:

Name	Percent of 2012 Base Salary
Daniel N. Swisher, Jr.	50.0%
Eric H. Bjerkholt	40.0%
Adam R. Craig	40.0%

2012 Bonus Plan Structure and Metrics. In March 2012, the Compensation Committee determined that for participants to earn any bonus in 2012 under our 2012 Bonus Program, Sunesis must achieve certain corporate objectives. The Compensation Committee, after considering analysis and recommendations from management, determined the degree to which the Sunesis corporate objectives had been met. If we did not achieve our corporate objectives, the participants in our 2012 Bonus Program would earn no annual incentive bonus under the plan. If we did achieve our corporate objectives, then our named executive officers would be entitled to a bonus partially based on corporate performance and partially based on individual performance. A portion of the bonuses awarded to our named executive officers consisted of fully vested shares of our common stock under our 2011 Plan to align the named executive officer’s incentives with our stockholders. The portion of the bonus paid in fully vested shares of common stock was based on discussions and confirmations made by each named executive officer. The number of shares subject to the award equaled the target grant value divided by the closing price of our stock on the date of grant. To be eligible for a bonus for 2012, the employee must have remained employed by us through the date the bonus was paid. Moving forward, our 2013 Bonus Program formalized the Compensation Committee’s authority, in its sole discretion, to issue fully vested shares of common stock, in lieu of or as a portion of any cash bonuses, to our named executive officers.

For 2012, the corporate performance factor was composed of financial, business, clinical trial and other corporate milestones and goals. The Compensation Committee determines the level of achievement, if any, based on the sum of the achievement levels of the following corporate objectives:

•	seventy-five percent (75%) based on certain clinical trial program milestones;

•	twenty percent (20%) based on certain financial and business achievements and metrics; and

•	five percent (5%) based on other corporate achievements.

Although achievement of our corporate objectives involved future performance and, therefore, was subject to uncertainty at the time the objectives were set, the Compensation Committee believes it established target objectives that were value-creating and achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a bonus under the annual incentive bonus award program, consistent with our compensation philosophy. At the time the Compensation Committee set our goals for 2012, the Compensation Committee believed that the 2012 bonus plan goals were achievable.

2012 Performance and Bonus Payouts. In February 2013, the Compensation Committee determined that the corporate objectives were fully achieved in each category. The 2012 achievements considered by our Compensation Committee in assessing the level of achievement included, among other factors:

•	the timely conduct of the formal interim analysis leading to a recommendation by the independent Data and Safety Monitoring Board;

•	completion of enrollment of greater than 450 patients for the VALOR trial and initiation of enrollment in the LI-1 trial;

•	creation and development of a regulatory filing and U.S. commercialization plan; and

•	strengthened financial resources and institutional investor support.

In February 2013, our chief executive officer shared his evaluations of the individual performance of each of our other named executive officers with the Compensation Committee. In determining the individual performance percentage for each named executive officer, the Compensation Committee considered the respective level of contribution by our named executive officers toward our achievement of our corporate objectives, as well as the following:

•

Daniel N. Swisher, Jr.: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2012 based on his leadership role in contributing to our strong corporate results.

•

Eric H. Bjerkholt: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2012 based on his role in financial strategy and oversight, and development of institutional investor support.

•

Adam R. Craig: The Compensation Committee determined an individual performance percentage of one hundred percent (100%) for 2012 based on his role in the successful execution of the VALOR trial and other key development activities.

As a result, the named executive officers earned the following bonus amounts for 2012:

Name	Target Bonus Level ($)	Corporate Performance (%)	Individual Performance (%)	Cash Bonus Amount ($)	Stock Award Amount ($)	Actual Bonus Earned ($)
Daniel N. Swisher, Jr.	217,000	100%	100%	108,500	108,500	217,000
Eric H. Bjerkholt	148,000	100%	100%	111,000	37,000	148,000
Adam R. Craig	160,000	100%	100%	120,000	40,000	160,000

Equity-Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. We have historically awarded equity in the form of options, which have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and vest based on continued service over a specified period (typically, four years). As a result of the way we structure our option awards, options provide a return to the executive only if such officer remains employed by us, and then only if the market price of our common stock appreciates over the term of the option.

Equity-based awards granted to our named executive officers in 2012 were granted under our 2011 Plan. The Compensation Committee determined an aggregate target award size for each executive, after considering the overall equity holdings of similar executives at peer group companies and the recommendations of our chief executive officer. The Compensation Committee decided to allocate the target value in the form of stock options subject to a four year vesting schedule.

Stock Option Grants in 2012. In February 2012, the Compensation Committee approved the grant of a new stock option to each of our executive officers, effective February 29, 2012, that would be subject to vesting based on continued service over four years in equal monthly installments. Each option has an exercise price equal to the fair market value of a share of our common stock on the date of grant. The number of shares subject to each option was equal to the number of shares having a grant date fair value equal to the target option value. The option grants to our executive officers are as follows:

Name	Target Option Value ($)	Number of Shares
Daniel N. Swisher, Jr.	522,198	425,000
Eric H. Bjerkholt	153,588	125,000
Adam R. Craig(1)	737,220	600,000

(1)	The option grant to Dr. Craig is in accordance with his employment offer letter agreement, dated January 31, 2012. Dr. Craig’s option is subject to vesting based on continued service over four years, with twenty-five percent (25%) of the stock underlying the option vesting after one year of continued service.

Equity Compensation Policies

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Employee Benefits

We provide broad based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. Eligible employees may contribute up to sixty percent (60%) of their cash compensation up to the current Internal Revenue Service limits in each calendar year, and we may match on a dollar-for-dollar basis up to $2,500 of these contributions in each year. We believe these insurance and retirement savings benefits are consistent with market practice and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits. We have historically provided only limited perquisites to our executive officers, with the policy that any perquisites provided serve legitimate business purposes, including allowing our executives to focus more time on our business. We have agreed to purchase and maintain a term life insurance policy for all employees, including each of our named executive officers currently in the face amounts of two times each named executive officer’s base salary, up to $400,000 each, plus an additional insurance policy of $50,000 each, which we also offer to all other employees. The Compensation Committee decided that rather than pay each named executive officer this amount as severance upon death out of our general assets, it is more cost effective to provide for these payments through insurance.

Deductibility of Executive Compensation; Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of Sunesis and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2012 Bonus Program, our 2011 Plan and our 2011 Employee Stock Purchase Plan, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations, any clawback policy Sunesis adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Sunesis. We design our compensation policies and programs to encourage our employees to remain focused on both our short and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Committee Report (1)

The Compensation Committee oversees the compensation programs of Sunesis on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2012 and in this proxy statement.

Dayton Misfeldt, Chairman
Matthew K. Fust

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth information regarding the compensation for services performed during the years ended December 31, 2012, 2011 and 2010 awarded to, paid to or earned by (i) our CEO, (ii) our Chief Financial Officer, (iii) our next most highly compensated executive officer, as determined by reference to total compensation for the year ended December 31, 2012, and (iv) our former executive officer who resigned in 2012. Such individuals are referred to as our “named executive officers,” or NEOs, for the year ended December 31, 2012. All compensation awarded to, earned by, or paid to our NEOs are included in the table below for the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Daniel N. Swisher, Jr.	2012	$431,894	$—		$522,198	$217,000	(3)(4)	$3,130	(5)	$1,174,222
CEO and President	2011	417,150	—		1,090,350	191,900	(6)(7)	3,130	(5)	1,702,530
	2010	405,000	—		—	232,875	(8)(9)	3,455	(10)	641,330
Eric H. Bjerkholt	2012	367,500	—		153,588	148,000	(3)(11)	3,466	(12)	672,554
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	2011	350,000	—		654,210	120,750	(6)(13)	3,466	(12)	1,128,426
	2010	340,000	—		—	156,825	(8)(14)	3,466	(12)	500,291

Adam Craig, Ph.D.	2012	338,333	—		737,220	160,000	(3)(15)	3,025	(16)	1,238,578
Executive Vice President, Development and Chief Medical Officer
Steven B. Ketchum, Ph.D.	2012	46,250	11,250	(17)	—	—		12,352	(18)	69,852
Former Senior Vice President, Research and Development	2011	370,000	22,500	(17)	654,210	95,700	(3)	105,814	(19)	1,248,224
	2010	360,000	80,000	(17)	—	176,850	(6)(20)	106,627	(21)	723,477

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans for the respective fiscal year. These amounts have been calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, refer to Note 11, Stock-Based Compensation, to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 which identifies assumptions made in the valuation of option awards in accordance with FASB ASC Topic 718.

(3)	Represents amounts earned under the 2012 Bonus Program for performance from January 1, 2012 through December 31, 2012. Amounts earned under the 2012 Bonus Program were paid out on February 28, 2013. See “Narrative to Summary Compensation Table—2012 Bonus Program.”

(4)	$108,500 of which was paid in the form of 20,785 fully vested shares our common stock based on the closing price of $5.22 of our common stock on The NASDAQ Stock Market on February 28, 2013.

(5)	Consists of $630 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(6)	Represents amounts earned under the 2011 Bonus Program for performance from January 1, 2011 through December 31, 2011. Amounts earned under the 2011 Bonus Program were paid out on February 29, 2012. See “Narrative to Summary Compensation Table—2011 Bonus Program.”

(7)	$95,950 of which was paid in the form of 55,143 fully vested shares our common stock based on the closing price of $1.74 of our common stock on The NASDAQ Stock Market on February 29, 2012.

(8)	Represents amounts earned under the 2009 Bonus Program and 2010 Bonus Program for performance from May 8, 2009 through April 30, 2010 and June 30, 2010 through December 31, 2010, respectively. Amounts earned under the 2009 Bonus Program were paid out on July 30, 2010. Amounts earned under the 2010 Bonus Program were paid out on February 28, 2011. See “Narrative to Summary Compensation Table—2009 Bonus Program” and “Narrative to Summary Compensation Table—2010 Bonus Program.”

(9)	Consists of (i) $81,000 earned under the 2009 Bonus Program, $40,500 of which was paid in the form of 13,917 fully vested shares of our common stock based on the closing price of $2.91 of our common stock on The NASDAQ Stock Market on July 30, 2010, and (ii) $151,875 earned under the 2010 Bonus Program, $75,937 of which was paid in the form of 36,160 fully vested shares our common stock based on the closing price of $2.10 of our common stock on The NASDAQ Stock Market on February 28, 2011.

(10)	Consists of $325 for airline club fees, $630 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(11)	$37,000 of which was paid in the form of 7,088 fully vested shares our common stock based on the closing price of $5.22 of our common stock on The NASDAQ Stock Market on February 28, 2013.

(12)	Consists of $966 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(13)	$30,187 of which was paid in the form of 17,349 fully vested shares our common stock based on the closing price of $1.74 of our common stock on The NASDAQ Stock Market on February 29, 2012.

(14)	Consists of (i) $61,200 earned under the 2009 Bonus Program, $15,300 of which was paid in the form of 5,257 fully vested shares of our common stock based on the closing price of $2.91 of our common stock on The NASDAQ Stock Market on July 30, 2010, and (ii) $95,625 earned under the 2010 Bonus Program, $23,906 of which was paid in the form of 11,383 fully vested shares our common stock based on the closing price of $2.10 of our common stock on The NASDAQ Stock Market on February 28, 2011.

(15)	$40,000 of which was paid in the form of 7,662 fully vested shares our common stock based on the closing price of $5.22 of our common stock on The NASDAQ Stock Market on February 28, 2013.

(16)	Consists of $525 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(17)	Consists of bonuses paid on a discretionary basis by our Compensation Committee to cover Dr. Ketchum’s commuting expenses. See “Narrative to Summary Compensation Table—Bonuses Paid to Dr. Ketchum.”

(18)	Consists of $79 in group life insurance premiums and $12,274 for payment of accrued vacation.

(19)	Consists of $102,684 in housing allowances, $630 in group life insurance premiums and $2,500 in matching 401(k) contributions.

(20)

Consists of (i) $75,600 earned under the 2009 Bonus Program, $18,900 of which was paid in the form of 6,494 fully vested shares of our common stock based on the closing price of $2.91 of our common stock on The NASDAQ Stock Market on July 30, 2010, and (ii) $101,250 earned under the 2010 Bonus Program, $25,312 of which was paid in the form of 12,053 fully vested shares our common stock based on the closing price of $2.10 of our common stock on The NASDAQ Stock Market on February 28, 2011.

(21)	Consists of $103,497 in housing allowances, $630 in group life insurance premiums and $2,500 in matching 401(k) contributions.

Narrative to Summary Compensation Table

Bonuses Paid to Dr. Ketchum

In the years ended December 31, 2012, 2011 and 2010, we paid bonuses to Dr. Ketchum totaling $11,250, $22,500 and $80,000, respectively, on an ad hoc basis, in connection with his commute from his home in Far Hills, New Jersey to our offices, which amounts are reflected in the “Bonus” column of the “Summary Compensation Table.”

2009 Bonus Program

In May 2009, our Board approved the 2009 Bonus Program, which provided our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement from the date of adoption through March 31, 2010 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the program to have earned a cash bonus.

The program originally provided that the closing of a financing or corporate transaction with net proceeds of $20.0 million had to occur on or before March 31, 2010 in order for bonuses to be earned under the program, or the Financing Threshold. In March 2010, the board extended the end date of the period covered by the program from March 31, 2010 to April 30, 2010 and removed the Financing Threshold. However, if our cash balance did not equal or exceed $25.0 million on or before July 31, 2010, or the Cash Balance Threshold, as a result of proceeds from one or more transactions deemed to be aligned with the value-creating objectives of the program, no cash bonuses would have been earned under the program regardless of whether the corporate objectives and/or individual objectives were deemed to be achieved by the Compensation Committee.

The Board, with input from the Compensation Committee, approved the corporate objectives and assigned a weighting to each such objective. The Compensation Committee set the individual objectives of our CEO, as well as the individual objectives of the remaining executive officers based on the recommendations of the CEO. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2009 Bonus Program was eligible to receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2009, or the 2009 Bonus Targets. The 2009 Bonus Targets ranged from 25.0% to 40.0% of a participant’s 2009 base salary for Vice President level employees and above. The 2009 Bonus Target and bonus target amount for each of our NEOs were as follows:

Named Executive Officer	Bonus Target Percentage	Bonus Target Amount
Daniel N. Swisher, Jr.	40.0%	$162,000
Eric H. Bjerkholt	30.0	102,000
Steven B. Ketchum, Ph.D.	30.0	108,000

In July 2010, the Compensation Committee approved the payment of bonuses to certain of our employees, including our NEOs, pursuant to our 2009 Bonus Program. The bonus payment amounts approved by the Compensation Committee were based on its determination of the degree to which the corporate and individual objectives were achieved and that we had met the Cash Bonus Threshold.

A portion of the bonuses awarded to our NEOs consisted of fully vested shares of our common stock granted under our 2005 Equity Incentive Award Plan, or 2005 Plan, in order to minimize the associated cash expense of the payouts. The number of shares of our common stock awarded to each of our NEOs under the 2005 Plan were determined based on the last closing price of our common stock as quoted on The NASDAQ Stock Market on July 30, 2010, the date the bonus payments were made, rounded down to the nearest whole share. The portions of the bonus payment amounts paid in cash and shares of our common stock are reflected in the “Non-Equity Incentive Plan Compensation” column for the year ended December 31, 2010 of the “Summary Compensation Table.”

2010 Bonus Program

In September 2010, our Board approved the 2010 Bonus Program, which provided our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement from June 30, 2010 through December 31, 2010 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the 2010 Bonus Program to have earned a cash bonus.

The Board approved the corporate objectives and assigned a weighting to each objective. The Compensation Committee set the individual objectives of our CEO, as well as the individual objectives of the remaining executive officers based on the recommendations of the CEO. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2010 Bonus Program was eligible to receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2010, or the 2010 Bonus Targets. Under the 2010 Bonus Program, the 2010 Bonus Targets ranged from 25.0% to 50.0% of a participant’s 2010 base salary for Vice President level employees and above. The 2010 Bonus Target and bonus target amount for each of our NEOs was as follows:

Named Executive Officer	Bonus Target Percentage	Bonus Target Amount
Daniel N. Swisher, Jr.	50.0%	$202,500
Eric H. Bjerkholt	37.5	127,500
Steven B. Ketchum, Ph.D.	37.5	135,000

In February 2011, the Compensation Committee approved the payment of bonuses to certain of our employees, including our NEOs, pursuant to our 2010 Bonus Program. The bonus payment amounts approved by the Compensation Committee were based on its determination of the degree to which such corporate and individual objectives were achieved.

A portion of the bonuses awarded to our NEOs consisted of fully vested shares of our common stock granted under our 2005 Plan in order to minimize the associated cash expense of the payouts. The number of shares of our common stock awarded to each of our NEOs under the 2005 Plan were determined based on the closing price of our common stock as quoted on The NASDAQ Stock Market on February 28, 2011, rounded down to the nearest whole share. The portions of the bonus payment amounts paid in cash and shares of our common stock are reflected in the “Non-Equity Incentive Plan Compensation” column for the year ended December 31, 2010 of the “Summary Compensation Table.”

2011 Bonus Program

In February 2011, our Board approved the 2011 Bonus Program, which provided our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement from January 1, 2011 through December 31, 2011 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the 2011 Bonus Program to have earned a bonus.

The Board approved the corporate objectives and assigned a weighting to each objective. The Compensation Committee set the individual objectives of our CEO, as well as the individual objectives of the remaining executive officers based on the recommendations of the CEO. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2011 Bonus Program was eligible to receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2011, or the 2011 Bonus Targets. Under the 2011 Bonus Program, the 2011 Bonus Targets ranged from 30.0% to 50.0% of a participant’s 2011 base salary for Vice President level employees and above. The 2011 Bonus Target and bonus target amount for each of our NEOs was as follows:

Named Executive Officer	Bonus Target Percentage	Bonus Target Amount
Daniel N. Swisher, Jr.	50.0%	$208,575
Eric H. Bjerkholt	37.5	131,250
Steven B. Ketchum, Ph.D.	37.5	138,750

In January 2012, the Board approved the payment of a bonus to Dr. Ketchum in connection with his transition to the Board and, in February 2012, the Compensation Committee approved the payment of bonuses to certain of our employees, including our NEOs other than Dr. Ketchum, pursuant to the 2011 Bonus Program. The bonus payment amounts approved by the Board and Compensation Committee were based on their respective determinations of the degree to which such corporate and individual objectives were achieved.

A portion of the bonuses awarded to our NEOs, other than Dr. Ketchum, consisted of fully vested shares of our common stock granted under our 2011 Plan in order to minimize the associated cash expense of the payouts. The number of shares of our common stock awarded to each of our NEOs under the 2011 Plan were determined based on the closing price of our common stock as quoted on The NASDAQ Stock Market on February 29, 2012, rounded down to the nearest whole share. The portions of the bonus payment amounts paid in cash and shares of our common stock are reflected in the “Non-Equity Incentive Plan Compensation” column for the year ended December 31, 2011 of the “Summary Compensation Table.”

2012 Bonus Program

In March 2012, our Board approved the 2012 Bonus Program, which provided our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement from January 1, 2012 through December 31, 2012 by us of certain corporate objectives and by each participant of certain individual performance objectives. A participant must have remained an employee through the payment date under the 2012 Bonus Program to have earned a bonus.

The Board approved the corporate objectives and assigned a weighting to each objective. The Compensation Committee set the individual objectives of our CEO, as well as the individual objectives of the remaining executive officers based on the recommendations of the CEO. The individual objectives of non-executive participants were set by each participant’s immediate supervisor.

Each eligible participant in the 2012 Bonus Program was eligible to receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2012, or the 2012 Bonus Targets. Under the 2012 Bonus Program, the 2012 Bonus Targets ranged from 30.0% to 50.0% of a participant’s 2012 base salary for Vice President level employees and above. The 2012 Bonus Target and bonus target amount for each of our NEOs was as follows:

Named Executive Officer	Bonus Target Percentage	Bonus Target Amount
Daniel N. Swisher, Jr.	50.0%	$217,000
Eric H. Bjerkholt	40.0	148,000
Adam R. Craig, Ph.D.	40.0	160,000

In February 2013, the Compensation Committee approved the payment of bonuses to certain of our employees, including our NEOs, pursuant to the 2012 Bonus Program. The bonus payment amounts approved by the Board and Compensation Committee were based on their respective determinations of the degree to which such corporate and individual objectives were achieved.

A portion of the bonuses awarded to our NEOs consisted of fully vested shares of our common stock granted under our 2011 Plan. The number of shares of our common stock awarded to each of our NEOs under the 2012 Plan were determined based on the closing price of our common stock as quoted on The NASDAQ Stock Market on February 28, 2013, rounded down to the nearest whole share. The portions of the bonus payment amounts paid in cash and shares of our common stock are reflected in the “Non-Equity Incentive Plan Compensation” column for the year ended December 31, 2012 of the “Summary Compensation Table.”

Stock Option Grants in 2012

See “Outstanding Equity Awards Table at December 31, 2012” below for the terms of the stock options held by our NEOs as of December 31, 2012, including the stock options granted to our NEOs in 2012.

Outstanding Equity Awards Table at December 31, 2012

The following information sets forth the outstanding stock options held by our NEOs as of December 31, 2012. As of December 31, 2012, none of our NEOs held unearned equity incentive awards or unvested stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Daniel N. Swisher, Jr.	7,843	—		$15.30	04/16/13
CEO and President	11,765	—		15.30	01/21/14
	3,529	—		15.30	06/24/14
	39,167	—		31.50	11/29/15
	20,000	—		29.10	10/13/16
	25,834	—		15.54	09/13/17
	104,167	20,833	(1)	2.94	08/31/19
	281,250	468,750	(2)	2.09	06/30/21
	88,541	336,459	(3)	1.74	02/28/22
Eric H. Bjerkholt	9,804	—		15.30	01/21/14
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	2,941	—		15.30	06/09/14
	20,000	—		31.50	11/29/15
	10,000	—		29.10	10/13/16
	15,000	—		15.54	09/13/17
	11,250	—		8.64	06/30/18
	62,501	12,499	(1)	2.94	08/31/19
	168,750	281,250	(2)	2.09	06/30/21
	26,041	98,959	(3)	1.74	02/28/22
Adam R. Craig	—	600,000	(4)	1.74	02/28/22
Executive Vice President, Development and Chief Medical Officer
Steven B. Ketchum	1,667	—	(5)	8.64	06/30/18
Former Senior Vice President, Research and Development	23,333	—	(6)	8.64	06/30/18
	53,125	—	(5)	2.94	08/31/19
	112,499	—	(7)	2.09	06/30/21
	6,250	18,750	(8)	2.87	06/29/22

(1)	This stock option was granted on August 31, 2009 pursuant to our 2005 Plan and vests monthly during the 48-month period measured from the grant date, subject to the holder’s continued service with Sunesis.

(2)	This stock option was granted on June 30, 2011 pursuant to our 2011 Plan and vests monthly during the 48-month period measured from the grant date, subject to the holder’s continued service with Sunesis.

(3)	This stock option was granted on February 29, 2012 pursuant to our 2011 Plan and vests monthly during the 48-month period measured from the grant date, subject to the holder’s continued service with Sunesis.

(4)	This stock option was granted on February 29, 2012 pursuant to our 2011 Plan and vested as to 1/4th of the shares on February 29, 2013, with the remaining shares vesting monthly over the following 36 months, subject to the holder’s continued service with Sunesis.

(5)	This stock option was granted pursuant to our 2005 Plan. On February 2, 2012, Dr. Ketchum resigned from Sunesis and pursuant to a letter agreement Dr. Ketchum’s outstanding options continued to vest until June 30, 2012. After June 30, 2012, all unvested shares were forfeited.

(6)	This stock option was granted pursuant to our 2006 Plan. On February 2, 2012, Dr. Ketchum resigned from Sunesis and pursuant to a letter agreement Dr. Ketchum’s outstanding options continued to vest until June 30, 2012. After June 30, 2012, all unvested shares were forfeited.

(7)	This stock option was granted pursuant to our 2011 Plan. On February 2, 2012, Dr. Ketchum resigned from Sunesis and pursuant to a letter agreement Dr. Ketchum’s outstanding options continued to vest until June 30, 2012. After June 30, 2012, all unvested shares were forfeited.

(8)	This stock option held by Dr. Ketchum was granted on June 29, 2012 pursuant to our 2011 Plan for services as a member of the board of directors.

Post-Termination Compensation

Separation Agreement with Dr. Ketchum

In connection with Dr. Ketchum’s resignation from his position as our Senior Vice President, Research and Development in connection with his appointment to the Board, we entered into a letter agreement, or the Ketchum Agreement, with Dr. Ketchum on February 2, 2012. Under the terms of the Ketchum Agreement, Dr. Ketchum’s outstanding options continued to vest until June 30, 2012 and he forfeited all shares that remained unvested as of such date. Dr. Ketchum was not entitled to any additional compensation in connection with his transition from executive officer to member of the Board, including under his Executive Severance Benefits Agreement.

Executive Severance Benefits Agreements

We entered into executive severance benefits agreements with each of our NEOs to provide certain benefits upon a termination of employment.

The Compensation Committee believes such agreements help us attract and retain employees in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protections offered upon terminations arising in connection with a change of control allow our executives to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. At the time we originally entered into the executive severance benefits agreements with each of the NEOs, the Compensation Committee determined that the terms of such executive severance benefits agreements reflected industry standard severance payments, benefits and equity acceleration.

Mr. Swisher. Under the executive severance benefits agreement with Mr. Swisher, if Mr. Swisher is terminated without cause or he is constructively terminated, he is entitled to receive a payment equal to 12 months salary and continued health benefits for a maximum period of the first 12 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Swisher’s executive severance benefits agreement, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Mr. Bjerkholt. Under the executive severance benefit agreement with Mr. Bjerkholt, if Mr. Bjerkholt is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to nine months salary and continued health benefits for a maximum period of the first nine months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Mr. Bjerkholt’s executive severance benefits agreements, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Dr. Craig. Under the executive severance benefit agreement with Dr. Craig, if Dr. Craig is terminated without cause or is constructively terminated, he is entitled to receive a payment equal to nine months salary and continued health benefits for a maximum period of the first nine months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of Sunesis. Under Dr. Craig’s executive severance benefits agreements, he will also be eligible for certain option acceleration benefits, as described in more detail below.

Under the executive severance benefits agreements, with Messrs. Swisher and Bjerkholt and Dr. Craig, in connection with a change of control of Sunesis, the vesting of 50.0% of each such executive officer’s outstanding unvested option awards is automatically accelerated immediately prior to the effective date of such change of control. In the event of a termination without cause or a constructive termination of any of these executives officers (i) within 12 months following a change of control, 100% of such executive officer’s outstanding unvested awards would automatically accelerate on the date of termination, or (ii) if prior to or more than 12 months following a change of control, the outstanding awards that would have vested over the 12 month period following the date of termination would automatically accelerate for such executive officer.

In general, a “change of control” under these executive severance benefits agreements, as amended, includes an acquisition transaction in which a person or entity (with certain exceptions described in the agreements) becomes the direct or indirect beneficial owner of more than 50.0% of our voting stock, as well as the consummation of certain types of corporate transactions, such as a merger, consolidation, reorganization, business combination or sale of all or substantially all of our assets, pursuant to which our stockholders own, directly or indirectly, less than 50.0% of Sunesis or our successor, or if our stockholders approve a liquidation or dissolution of Sunesis. However, a cash financing transaction will not constitute a change of control transaction pursuant to the terms of the executive severance benefits agreements.

Each of the executive severance benefits agreements described above provides that, in the event that any benefits provided in connection with a change of control (or a related termination of employment) would be subject to the 20.0% excise tax imposed by Section 4999 of the Code, the executive officer will receive the greater, on an after-tax basis (taking account of all federal, state and local taxes and excise taxes), of such benefits or such lesser amount of benefits as would result in no portion of the benefits being subject to the excise tax. An executive officer’s receipt of any severance benefits is subject to his execution of a release in favor of Sunesis. Any benefits under the executive severance benefits agreement would terminate immediately if the executive officer, at any time, violates any proprietary information or confidentiality obligation to us.

Retirement Savings

We encourage our executives and employees generally to plan for retirement compensation through voluntary participation in our 401(k) Plan. All of our employees, including our executives, may participate in our 401(k) Plan by making pre-tax contributions from wages of up to 60.0% of their annual cash compensation, up to the current Internal Revenue Service limits. All of our executives can participate in the 401(k) Plan on the same terms as our employees. We believe this program is comparable with programs offered by our peer companies and assists us in attracting and retaining our executives.

During the years ended December 31, 2012, 2011 and 2010, Messrs. Swisher and Bjerkholt and Drs. Craig and Ketchum elected to defer a portion of their compensation under the 401(k) plan and, as a result, received corresponding matching contributions from us.

Change of Control Equity Incentive Plan Protections

Our 1998 Stock Plan, or 1998 Plan, and our 2001 Stock Plan, or 2001 Plan, both provide that in the event of a proposed sale of all or substantially all of our assets or a merger of Sunesis with or into another corporation in which we are not the surviving corporation, each outstanding award shall be assumed or an equivalent award substituted by such successor corporation, unless the successor corporation does not agree to assume the award, in which case, the award shall terminate upon the consummation of the merger or sale of assets.

Our 2005 Plan and 2006 Employment Commencement Incentive Plan, or 2006 Plan, provide that upon any change of control of Sunesis, our Board (or any committee delegated authority by our Board) may, in its discretion, make adjustments it deems appropriate to reflect such change with respect to (i) the aggregate number and type of awards that may be issued under the applicable plan, (ii) the terms and conditions of any outstanding awards, and (iii) and the grant or exercise price of any outstanding awards. If outstanding awards are not assumed by the surviving or successor entity and such successor entity does not substitute substantially similar awards for those awards outstanding under the 2005 Plan and the 2006 Plan, such outstanding awards shall become fully exercisable and/or payable as applicable and all forfeiture restrictions on such outstanding awards shall lapse.

In addition, our 2005 Plan and 2006 Plan include change in control provisions, which may result in the accelerated vesting of outstanding awards. In the event of a change in control of Sunesis, for example, if we are acquired by merger or asset sale, each outstanding award under the 2005 Plan and 2006 Plan will accelerate and immediately vest with respect to 50.0% of the unvested award, and if the remainder of the award is not to be assumed by the successor corporation, the full amount of the award will automatically accelerate and become immediately vested. Additionally, in the event the remainder of the award is assumed by the successor corporation, any remaining unvested shares would accelerate and immediately vest in the event the optionee is terminated without cause or resigns for good reason within 12 months following such change in control. Pursuant to amendments to the 2005 Plan and 2006 Plan approved by our Board in March 2009, a cash financing will not constitute a change of control. In order to make the treatment of outstanding options granted under the 1998 Plan and 2001 Plan for then-current employees identical to the treatment of options granted under the 2005 Plan and 2006 Plan, all options outstanding under the 1998 Plan and 2001 Plan were amended to reflect identical change in control provisions.

Our 2011 Plan provides that in the event of a change of control of Sunesis, all outstanding stock awards under the 2011 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for outstanding stock awards, then, with respect to any such stock awards that are held by participants whose continuous service with us or an affiliate has not terminated prior to the effective date of the change in control, the vesting and exercisability of such stock awards will be accelerated in full contingent upon the effectiveness of the change in control. In the event of a change in control in which the surviving or acquiring entity (or its parent company) assumes, continues or substitutes outstanding stock awards and with respect to any stock awards that are held by participants whose continuous service with us or an affiliate has not terminated prior to the effective date of the change in control, if such participant’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary resignation with good reason in either case on or within 12 months after the effective time of such change in control, the vesting and exercisability of such stock awards will be accelerated in full effective as of the date of the participant’s termination of continuous service.

We believe that the terms of our equity incentive plans described above are consistent with industry practice.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

In connection with the audit of our 2012 financial statements, we entered into an engagement agreement with Ernst & Young, which sets forth the terms by which Ernst & Young will perform audit and interim services for us. We have agreed to waive a jury trial in proceedings arising out of this agreement under certain circumstances.

The following is a summary of the aggregate fees billed to us by Ernst & Young, our independent registered public accounting firm, for the years ended December 31, 2012 and 2011 for each of the following categories of professional services:

	Year Ended December 31,
Fee Category	2012	2011
Audit fees(1)	$385,000	$295,716
Audit-related fees(2)	80,000	81,300
Tax fees	—	—
All other fees	—	—

Total fees	$465,000	$377,016

(1)	Audit fees for 2012 and 2011 included the aggregate fees for professional services rendered for the audit of our financial statements, review of our interim financial statements, and an opinion on management’s assessment of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees in 2012 and 2011 were for the provision of auditor comfort letters to Cantor Fitzgerald & Co. in relation to our controlled equity offering sales agreements with Cantor.

All of the fees described above were pre-approved by the Audit Committee.

Pre-approval Policies

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee, including policies for delegating authority to a member of the Audit Committee. Any service that is approved pursuant to a delegation of authority to a member of the Audit Committee must be reported to the full Audit Committee at a subsequent meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young as described above is compatible with maintaining their independence.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Related Party Transactions

Other than as described below, there were no other related party transactions during 2011 or 2012 with our executive officers, directors and beneficial owners of five percent or more of our securities.

Related Person Transactions Policy and Procedure

It is our policy that any transaction with an executive officer, director, nominee for the election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, must first be presented to the Audit Committee for review, consideration and approval, to the extent required by SEC regulations. This policy is included in our Code of Business Conduct and Ethics.

Executive Severance Benefits Agreements

We have entered into executive severance benefits agreements and related amendments with our executive officers. See “Executive Compensation and Related Information” above for further discussion of these arrangements.

Stock Option Grants

We have granted stock options to our executive officers and our non-employee directors. See “Executive Compensation and Related Information” and “Information about the Board of Directors and Corporate Governance—Director Compensation” above for further discussion of these awards.

Indemnification of Directors and Officers

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of Sunesis, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also intend to execute these agreements with our future executive officers and directors.

There is no pending litigation or proceeding naming any of our directors or executive officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Consulting Agreements

In 2006, we entered into consulting agreements with two of our directors, Drs. Pearce and Stump. See “Information about the Board of Directors and Corporate Governance—Director Compensation” above for further discussion of these agreements.

Investor Rights Agreement

On April 3, 2009, we entered into an Investor Rights Agreement, as amended, with investors in connection with the private placement of our securities in March 2009, or the Private Placement, pursuant to which we granted to these investors certain registration rights with respect to the securities issued and sold pursuant to the Private Placement, or the Investor Rights Agreement. Some of the rights granted under the

Investor Rights Agreement expired upon conversion of the Series A Preferred Stock into common stock on June 30, 2010. The remaining rights included an agreement between the parties with respect to the size and composition of our Board. Specifically, following the initial closing of the Private Placement, the size of our Board was set at eight members, and certain investors had the right to designate, and we were required to nominate, three members to our Board. Alta BioPharma Partners III, L.P., or Alta, Bay City Capital LLC, or Bay City Capital, and GEO, together with their respective affiliates, each had the right to designate one such investor designee. As a result, our Board elected Messrs. Hurwitz and Misfeldt to our Board on April 3, 2009 as designees of Alta and Bay City Capital, respectively, and Ms. Kim to our Board on July 24, 2009 as designee of GEO. In connection with the second closing of the Private Placement on October 30, 2009, the size of our Board was increased to nine members, with one vacancy, pursuant to the Investor Rights Agreement. Certain investors were also entitled to designate five members to our Board after May 1, 2010. Specifically, each of Alta, Bay City Capital, GEO and ONC Partners, L.P., together with their respective affiliates, had the right to designate one designee, with the remaining designee designated by the investors holding the majority of Registrable Shares as specified in the Investor Rights Agreement. However, pursuant to an amendment to the Investor Rights Agreement entered into on February 2, 2012, the size of our Board was increased to ten members, with the investors retaining their designation rights with respect to up to five members of our Board, subject to the conditions and limits set forth in such agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2013, information regarding beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each of our NEOs;

•	each director and nominee for director; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable as of or within 60 days of March 15, 2013. Shares of common stock subject to stock options and warrants exercisable as of or within 60 days of March 15, 2013 are deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

This table lists applicable percentage ownership based on 51,609,098 shares of common stock outstanding as of March 15, 2013. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(2)	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders:
Entities affiliated with Alta Partners(3)	3,747,813	7.1
Blackrock, Inc.(4)	2,637,784	5.1
Entities affiliated with Bay City Capital(5)	7,303,917	13.7
FMR LLC(6)	6,545,767	12.7
Growth Equity Opportunities Fund, LLC(7)	7,302,404	13.7
Entities affiliated with Merlin Biomed(8)	2,975,363	5.8
RA Capital Management, LLC(9)	4,887,230	9.5
Entities affiliated with Visium(10)	4,476,190	8.6
Named Executive Officers and Directors:
James W. Young, Ph.D.(11)	171,678	*
Daniel N. Swisher, Jr.(12)	949,697	1.8
Eric H. Bjerkholt(13)	508,797	1.0
Adam Craig(14)	190,464	*
Steven B. Ketchum, Ph.D.(15)	291,657	*
Matthew K. Fust(16)	84,584	*
Edward Hurwitz(17)	3,812,396	7.2
Helen S. Kim(18)	74,583	*
Dayton Misfeldt(19)	7,368,500	13.8
Homer L. Pearce, Ph.D.(20)	82,917	*
David C. Stump, M.D.(21)	82,917	*
All executive officers and directors as a group (11 persons)	13,618,190	24.2

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our capital stock.

(1)	This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable within 60 days of March 15, 2013.

(3)	Includes (i) 173,355 shares of common stock and 57,175 shares of common stock issuable upon exercise of warrants outstanding held by Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, (ii) 2,581,312 shares of common stock and 851,378 shares of common stock issuable upon exercise of warrants outstanding held by Alta BioPharma Partners III, L.P., and (iii) 63,613 shares of common stock and 20,980 shares of common stock issuable upon exercise of warrants outstanding held by Alta Embarcadero BioPharma Partners III, LLC. Alta Partners III, Inc. provides investment advisory services to Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, Alta BioPharma Partners III, L.P. and Alta Embarcadero BioPharma Partners III, LLC, which we refer to collectively as the Alta Funds. The directors of Alta BioPharma Management III, LLC, together, the Principals, which is the general partner of Alta BioPharma Partners III, L.P. the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, and the managers of Alta Embarcadero BioPharma Partners III, LLC, exercise sole voting and investment power over the shares owned by the Alta Funds. The Principals include Farah Campsi, Edward Penhoet and Edward Hurwitz, a member of our Board. These individuals may be deemed to share voting and investment power over the shares held by the Alta Funds. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of Alta Partners III, Inc. and its affiliates is One Embarcadero Center, Suite 3700, San Francisco, California 94111.

(4)	Blackrock, Inc. has sole voting and investment power with respect to the securities held. The address of the principal business and office of BlackRock, Inc. and its affiliates is 40 East 52nd Street, New York, New York 10022.

(5)	Includes (i) 1,515 shares of our common stock held by Bay City Capital LLC, a Delaware limited liability company, or BCC, (ii) 5,531,170 shares of common stock and 1,634,681 shares of common stock issuable upon exercise of warrants outstanding held by Bay City Capital Fund V, L.P., or Fund V, and (iii) 105,402 shares of common stock and 31,149 shares of common stock issuable upon exercise of warrants outstanding held by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V. BCC is the manager of Bay City Capital Management V, LLC, a Delaware limited liability company, or Management V. Management V is the general partner of Fund V and Co-Investment V and has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC is also an advisor to Fund V and Co-Investment V. Dayton Misfeldt, a member of our Board, is a partner of BCC. The address of the principal business and office of Bay City Capital and its affiliates is 750 Battery Street, Suite 400, San Francisco, California 94111.

(6)	Consists of shares beneficially owned by investment advisors that are direct or indirect subsidiaries of FMR LLC, namely: (i) Fidelity Management & Research Company, the beneficial owner of 3,359,295 shares; (ii) Pyramis Global Advisors, LLC, or Pyramis Global, the beneficial owner of 37,270 shares; and (iii) Pyramis Global Advisors Trust Company, Pyramis Trust, the beneficial owner of 3,149,202 shares. FMR LLC and Edward C. Johnson 3d, as Chairman of FMR LLC, have sole voting power with respect to 37,270 of the shares and sole investment power with respect to 6,545,767 of the shares. The address of FMR LLC and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	Includes 5,636,573 shares of common stock and 1,665,831 shares of common stock issuable upon the exercise of warrants outstanding owned by Growth Equity Opportunities Fund, LLC, or GEO. The sole member of GEO is New Enterprise Associates 12, Limited Partnership, or NEA 12. NEA Partners 12, Limited Partnership, or NEA Partners 12, is the sole general partner of NEA 12 and NEA 12 GP, LLC, or NEA 12 GP, is the sole general partner of NEA Partners 12. M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna “Kittu” Kolluri, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry and Scott D. Sandell are the individual managers of NEA 12 GP. Each of the above named entities and persons, except GEO, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein, if any. The address for GEO is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(8)	Includes (i) 1,155,313 shares of common stock owned by Nexus Gemini, L.P., or Gemini, and (ii) 1,820,050 shares of common stock owned by Merlin Nexus III, L.P., or Nexus III. Merlin BioMed Private Equity Advisors, LLC, a Delaware limited liability company, or Merlin, is the investment adviser to Gemini and Nexus III. Dominique Semon is the controlling principal and chief investment officer of Merlin. Merlin and Mr. Semon share voting power and dispositive power over the shares held by Gemini and Nexus III. The principal address for Merlin and its affiliates is 424 West 33rd Street, Suite 520, New York, New York 10001.

(9)	Includes 2,972,132 shares of common stock owned by RA Capital Healthcare Fund, L.P., or RA Fund. RA Capital Management, LLC, a Massachusetts limited liability company, or RA Capital, is the investment advisor to RA Fund. Peter Kolchinsky is the manager and chief investment officer of RA Capital. RA Capital and Mr. Kolchinsky share voting power and dispositive power over the shares held by RA Capital and RA Fund. The principal address for RA Capital and its affiliates is 20 Park Plaza, Suite 1200, Boston, Massachusetts 02116.

(10)	Includes 4,000,000 shares and 476,190 shares of common stock issuable upon the exercise of warrants outstanding owned by Visium Balanced Master Fund LP, a Cayman Islands corporation, or Visium. Jacob Gottlieb as the Managing Member of JG Asset, LLC, a Delaware limited liability company, or JG, which is the General Partner of Visium Asset Management , LP, a Delaware limited partnership, or VAM, an investment advisor to pooled investment vehicles, he has sole voting power and sole dispositive power with respect to the securities. Visium, JG and Mr. Gottlieb disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interests therein. The business address of Jacob Gottlieb is 950 Third Avenue, New York, New York 10022. The principal address for Visium, JG, VAM and Mr. Gottlieb is 888 Seventh Avenue, New York, New York 10019.

(11)	Includes 3,920 shares of our common stock held by family members of Dr. Young. Dr. Young disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Also includes options held by Dr. Young to purchase 126,962 shares of common stock that are exercisable within 60 days of March 15, 2013.

(12)	Includes options held by Mr. Swisher to purchase 695,084 shares of our common stock that are exercisable within 60 days of March 15, 2013. Also includes 127,176 shares of common stock and 33,315 shares of common stock issuable upon the exercise of warrants outstanding that are held in the Swisher Revocable Trust for which Mr. Swisher is the trustee.

(13)	Includes options held by Mr. Bjerkholt to purchase 384,618 shares of our common stock exercisable within 60 days of March 15, 2013. Also includes 73,529 shares of common stock and 16,656 shares of common stock issuable upon the exercise of warrants outstanding that are held in the Bjerkholt/Hahn Family Trust for which Mr. Bjerkholt is the trustee.

(14)	Includes options held by Dr. Craig to purchase 180,207 shares of our common stock exercisable within 60 days of March 15, 2013.

(15)	Includes options held by Dr. Ketchum to purchase 201,040 shares of our common stock exercisable within 60 days of March 15, 2013. Also includes 16,656 shares of common stock issuable upon the exercise of warrants outstanding.

(16)	Consists of options held by Mr. Fust to purchase 84,584 shares of our common stock exercisable within 60 days of March 15, 2013.

(17)	Includes the shares of common stock and shares of common stock issuable upon the exercise of warrants outstanding detailed in Note (3) above held by the Alta Funds. Mr. Hurwitz is a principal of Alta Partners III, Inc., one of the managing directors of Alta BioPharma Management III, LLC, and a manager of Alta Embarcadero BioPharma Partners III, LLC. He may be deemed to share dispositive and voting power over the shares held by the Alta Funds. Mr. Hurwitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes options held by Mr. Hurwitz to purchase 64,583 shares of our common stock exercisable within 60 days of March 15, 2013. The address of Mr. Hurwitz is c/o Alta Partners III, Inc., One Embarcadero Center, 37th Floor, San Francisco, California 94111.

(18)	Consists of options held by Ms. Kim to purchase 74,583 shares of our common stock exercisable within 60 days of March 15, 2013.

(19)	Includes the shares of our common stock and shares of common stock issuable upon the exercise of warrants outstanding detailed in Note (5) above held by the entities affiliated with BCC. Mr. Misfeldt is a partner of BCC. BCC is the manager of Management V. Management V, the general partner of Fund V and Co-Investment V, has sole voting and dispositive power with respect to the securities held by Fund V and Co-Investment V. BCC, as the manager of Management V, is also an advisor to Fund V and Co-Investment V. Also includes options held by Mr. Misfeldt to purchase 64,583 shares of our common stock exercisable within 60 days of March 15, 2013. The address for Mr. Misfeldt is c/o Bay City Capital, 750 Battery Street, Suite 400, San Francisco, California 94111.

(20)	Includes options held by Dr. Pearce to purchase 82,917 shares of our common stock exercisable within 60 days of March 15, 2013.

(21)	Includes options held by Dr. Stump to purchase 82,917 shares of our common stock exercisable within 60 days of March 15, 2013.

OTHER INFORMATION

Stockholder Proposals for Inclusion in our 2014 Proxy Statement

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2014 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 26, 2013. However, if our 2014 annual meeting of stockholders is not held between May 7, 2014 and July 6, 2014, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. Such proposals should be submitted to our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080.

Our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals, not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received in writing by our Corporate Secretary at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 not less than 120 days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 annual meeting, such a proposal must be received by us on or before December 26, 2013. If the date of the annual meeting is before May 7, 2014 or after July 6, 2014, our Corporate Secretary must receive such notice no later than the close of business on the later of 120 calendar days in advance of such annual meeting and 10 calendar days following the date on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2014 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Regulation 14A under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials in the future, you please notify your broker or write or call either (i) our Investor Relations Department at Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary, telephone: (650) 266-3500, or (ii) the transfer agent for our common stock, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, telephone: (877) 777-0800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

INCORPORATION BY REFERENCE

The information required with respect to securities authorized for issuance under our equity compensation plans by Item 10 of Schedule 14A is incorporated herein by reference to the section titled “Equity Compensation Plan Information” in Part III, Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2012.

OTHER MATTERS

Other Matters at the Annual Meeting

The Board knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

Eric H. Bjerkholt

Executive Vice President, Corporate Development and Finance,

Chief Financial Officer and Corporate Secretary

April 25, 2013

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SEC, INCLUDING COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED, IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY STOCKHOLDER. PLEASE ADDRESS ALL SUCH REQUESTS TO OUR INVESTOR RELATIONS DEPARTMENT AT SUNESIS PHARMACEUTICALS, INC., 395 OYSTER POINT BOULEVARD, SUITE 400, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: ERIC H. BJERKHOLT, EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT AND FINANCE, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY BY TELEPHONE TO: (650) 266-3717, OR BY E-MAIL TO: BJERKHOLT@SUNESIS.COM.

SUNESIS PHARMACEUTICALS, INC.

395 OYSTER POINT BLVD.

SUITE 400

SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54271-P34780

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SUNESIS PHARMACEUTICALS, INC.

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) James W. Young

02) Steven B. Ketchum

03) Homer L. Pearce

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

2. To approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends you vote FOR 1 Year on the following proposal:

3 Years 2 Years 1 Year Abstain

3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

4. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com.

M54272-P34780

SUNESIS PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 6, 2013 10:00 AM (Pacific) This proxy is solicited by the Board of Directors

The undersigned stockholder of SUNESIS PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement for the 2013 annual meeting of stockholders of Sunesis Pharmaceuticals, Inc., and hereby appoints Daniel N. Swisher, Jr. and Eric H. Bjerkholt, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 annual meeting of stockholders of Sunesis Pharmaceuticals, Inc. to be held on Thursday, June 6, 2013 at 10:00 a.m. local time, at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 and at any and all adjournments, continuations or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

If you return your signed proxy card to us or otherwise vote before the Annual Meeting, we will vote your shares as you direct. If you are a stockholder of record, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy: FOR the election of the three directors nominated by the Board of Directors to serve until the 2016 annual meeting of stockholders (Proposal No. 1); FOR, to approve on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement (Proposal No. 2); FOR 1 Year, on an advisory basis, as the frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal No. 3); FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Sunesis for the year ending December 31, 2013 (Proposal No. 4); and at the proxyholder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Continued and to be signed on reverse side